                                                                 Exhibit 99.B(N)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 15 to the Registration Statement of the Allmerica Select Separate Account II of Allmerica Financial Life Insurance and Annuity Company on Form N-6 of our report dated February 24, 2005, relating to the financial statements of Allmerica Financial Life Insurance and Annuity Company, and our report dated April 4, 2005, relating to the financial statements of Allmerica Select Separate Account II of Allmerica Financial Life Insurance and Annuity Company, both of which appear in such Statement of Additional Information. We also consent to the references to us under the headings "Service Providers-Independent Registered Public Accounting Firm" and "Independent Registered Public Accounting Firm" in such Statement of Additional Information.

/s/ PricewaterhouseCoopers LLP

Hartford, Connecticut
April 19, 2005